Exhibit 99.1

Sabre Holdings Reports Second Quarter 2005 Financial Results

•                  2Q 2005 diluted EPS (Adjusted) of $0.42

•                  2Q 2005 diluted EPS (GAAP) of $0.34

•                  2Q 2005 revenue of $619 million, up 12.4 percent year-over-year

•                  Travelocity gross travel bookings up 35 percent; revenue up 37 percent, packaging revenue up 81 percent, year-over-year

•                  DCA 3-Year agreement with US Airways extended

•                  Recent acquisition of lastminute.com positions company as online leader in Europe; extends role as travel retailer

Note: Analyst call today at 9:00 a.m. CDT, at
www.sabre-holdings.com/investor/index.html.

SOUTHLAKE, Texas, July 28, 2005 – Sabre Holdings Corporation (NYSE: TSG) today announced financial results for the second quarter 2005.

The company reported revenue for the second quarter of $619 million, up 12.4 percent, year-over-year.  Diluted earnings per share were $0.42 on an adjusted basis, compared to $0.47 per share in the year ago quarter.  On a GAAP basis, diluted earnings per share were $0.34 compared to $0.42 per share in the same period last year.  Second quarter GAAP earnings reflect severance charges, hedging activities related to the acquisition of lastminute.com, and investments in Travelocity Europe.

“Double-digit revenue growth driven by increased travel demand and strong execution across our portfolio enabled us to deliver another quarter of strong financial results,” said Sam Gilliland, chairman and CEO, Sabre Holdings. “We were especially pleased by the significant growth at Travelocity, including a 37 percent rise in revenue year-over-year.

“The addition of lastminute.com to our portfolio gives us a great opportunity to profit from the fast growing European online segment.  Combined with ongoing investments in new and emerging opportunities across our businesses, we believe we are well positioned for the long term.”

SABRE HOLDINGS 2Q 2005

FINANCIAL HIGHLIGHTS

(Note: See attached schedules for full financial details and reconciliations of non-GAAP financial measures, including adjusting items.)

Revenue: Second quarter revenue was $619 million, an increase of 12.4 percent from $551 million in the year-ago quarter.

Operating income: Excluding adjusting items, operating income for the second quarter was $90 million, compared to $105 million in the year-ago quarter.  Operating income on a GAAP basis was $83 million, a decrease of 6 percent from the same period last year.

Net earnings:  For the second quarter, net earnings, excluding adjusting items, were $54 million, or $0.42 per share, compared to $66 million, or $0.47 per share in the second quarter of 2004.  On a GAAP basis, second quarter net earnings were $44 million, or $0.34 per share on a diluted basis, compared to $59 million, or $0.42 per share on a diluted basis, in the year-ago quarter.

Adjusted EBITDA:  For the second quarter, adjusted earnings before interest, taxes, depreciation, and amortization were $109 million.

Adjusting items:  Adjusting items for the quarter, net of tax, included an expense of approximately $6.3 million from hedging activity related to the lastminute.com acquisition, and $4.0 million of stock compensation and amortization of intangible assets from mergers and acquisitions.

Cash/Debt: The company balance sheet as of June 30, 2005, reflected cash and marketable securities of $804 million. Total debt at the end of the quarter was $601 million, which includes notes and bonds payable of $438 million and a $163 million capital lease obligation.

SABRE HOLDINGS BUSINESS REVIEW

TRAVELOCITY

For the second quarter, Travelocity gross travel bookings were $1.7 billion, an increase of 35 percent year-over-year.  Revenue was $172 million, a 37 percent increase from the year-ago quarter of $126 million.  Transaction revenue for the quarter was $147 million, an increase of 37 percent, year-over-year. Non-transaction revenue, which includes advertising, corporate, and international joint ventures, was $25 million, a 38 percent increase year-over-year.  As expected, Travelocity was profitable in the second quarter on both a GAAP and adjusted basis.

Other Travelocity metrics for the second quarter (year-over-year):

•                  Air transaction revenue grew 9 percent

•                  Non-air transaction revenue grew 56 percent

•                  Packaging revenue grew 81 percent

•                  Packaging revenue, as a percent of total transaction revenue, was 30 percent

•                  Hotel room nights across the Travelocity network were up 41 percent

SABRE TRAVEL NETWORK
Second quarter revenue from the Sabre Travel Network business was $429 million, an increase of 5.3 percent from $407 million in the year-ago quarter.  Global transactions (see note below) in the quarter were 90 million, growth of 6 percent year-over-year.

Note: Beginning in the first quarter, the company revised its global booking metric to better reflect Sabre Travel Network transaction revenue.  Direct transactions are travel reservations made through the Sabre system that generate fees paid directly to the company from travel suppliers, as well as travel agencies and corporate customers.  Indirect bookings from international joint ventures will no longer be included in this metric.

SABRE AIRLINE SOLUTIONS

Second quarter revenue from Sabre Airline Solutions was $67 million, an increase of 10.5 percent from $61 million in the year-ago quarter.  The revenue growth rate, which doubled sequentially, was driven by increases across each line of business: airline products and services, reservations and departure control solutions and consulting services.

RECENT BUSINESS HIGHLIGHTS

•                  Completed the acquisition of lastminute.com, positioning Travelocity as the online leader in the fast growing European marketplace.

•                  Announced that the Sabre Travel Network DCA 3 Year Option agreement with US Airways, the first carrier to sign a DCA 3 deal, was extended.

•                  Renegotiated and extended an agreement with Yahoo! in which Travelocity will continue to be the exclusive provider of air, car and hotel products to Yahoo! Travel for another year.  Travelocity also reiterated that it will not participate in Yahoo!’s Farechase metasearch model.

•                  Announced that Travelocity was selected by The Venetian Resort in Las Vegas as a premier certified online distribution partner.  The Venetian also extended its independent retail outlet agreement with Showtickets.com and its CRS agreement with SynXis.

•                  Signed several major corporations as new Travelocity Business customers including McKesson Corporation, the world’s leading supply management and healthcare information technology company, and began handling all of Liberty Mutual’s business through the Travelocity Business service center in San Antonio.

•                  Signed a major product and services deal with Japan Airlines, the world’s third largest airline, for the Sabre AirMax Revenue Management Suite.

•                  Declared a quarterly cash dividend of $0.09 payable on Aug 18, 2005, to shareholders of record at the close of regular trading on the NYSE on August 5, 2005.

SABRE HOLDINGS OUTLOOK

(Note: The following projections do not include lastminute.com)

3Q 2005

For the third quarter 2005, the company projects revenue to be in the range of $596 million to $618 million.  Diluted earnings per share are expected to be in the range of $0.39 to $0.43 on an adjusted basis, and $0.25 to $0.29 on a GAAP basis.

Full Year 2005

•                                          Reiterated total company revenue growth to approach 10 percent, year-over-year.

•                                          Earnings per share on an adjusted basis in the range of $1.50 to $1.55 versus previous guidance of $1.50 to $1.60.

•                                          Earnings per share on a GAAP basis to be in the range of $1.32 to $1.37 versus previous guidance of $1.45 to $1.55.

About Sabre Holdings Corporation
Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies: Travelocity, Sabre Travel Network, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 9,000 employees in 45 countries. Full year 2004 revenues totaled $2.1 billion. Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG. More information is available at http://www.sabre-holdings.com.

Statements in this release which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the integration of acquired businesses, such as lastminute.com, including ensuring the effectiveness of the design and operation of the internal controls and disclosure controls of acquired businesses; and the Company’s revenues being highly dependent on the travel and transportation industries and, therefore, being vulnerable to the financial instability or bankruptcy of air carriers and increasing competition from alternative travel distribution channels and internet search engine companies.  Sabre Holdings Corporation may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

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Media Contact:	Investor Relations Contact:
Michael Berman	Karen Fugate
Sabre Holdings	Sabre Holdings
682 605 2397	682 605 2343
michael.berman@sabre-holdings.com	karen.fugate@sabre-holdings.com

Financial Schedules to Follow

Sabre Holdings Corporation

Condensed Consolidated Statement of Income - Unadjusted

(Unaudited - In millions except per share amounts)

	Three months ended June 30,				Six months ended June 30,
	2005	2004	Percent		2005	2004	Percent

Revenues
Sabre Travel Network	428.9	407.4	5.3%		848.7	818.2	3.7%
Travelocity	172.1	125.5	37.1%		319.1	237.0	34.7%
Sabre Airline Solutions	66.8	60.5	10.5%		129.6	120.2	7.8%
Elimination of intersegment revenues	(48.6)	(42.5)	14.2%		(96.4)	(84.8)	13.6%
Total revenues	619.3	550.9	12.4%		1,201.1	1,090.7	10.1%

Operating expenses	536.1	462.5	15.9%		1,046.8	932.7	12.2%

Operating income	83.1	88.4	(6.0)%		154.3	157.9	(2.3)%

Other income (expense)
Interest income (expense) net	(2.3)	(3.1)	(26.8)%		(5.5)	(6.3)	(12.4)%
Other, net	(9.5)	6.0	(258.5	) %	11.2	6.3	77.8%

Minority interest	0.4	0.1	380.8%		1.0	0.2	437.4%

Income before provision for income taxes	71.8	91.4	(21.4)%		161.0	158.1	1.8%

Provision for income taxes	27.9	32.4	(13.9)%		59.4	56.1	5.8%

Net earnings	$43.9	$58.9	(25.5)%		$101.6	$102.0	(0.4)%

Operating Margin	13.4%	16.1%			12.8%	14.5%

Earnings per share- basic	$0.34	$0.43			$0.78	$0.74

Earnings per share- diluted	$0.34	$0.42			$0.78	$0.73

Weighted average shares -basic	129.3	137.4			129.8	138.3
Weighted average shares -diluted	130.0	140.0			130.4	139.8

Sabre Holdings Corporation

Condensed Consolidated Statement of Income - Adjusted

(Unaudited - In millions except per share amounts)

	Three months ended June 30,			Six months ended June 30,
	2005	2004	Percent	2005	2004	Percent

Revenues
Sabre Travel Network	428.9	407.4	5.3%	848.7	818.2	3.7%
Travelocity	172.1	125.5	37.1%	319.1	237.0	34.7%
Sabre Airline Solutions	66.8	60.5	10.5%	129.6	120.2	7.8%
Elimination of intersegment revenues	(48.6)	(42.5)	14.2%	(96.4)	(84.8)	13.6%
Total revenues	619.3	550.9	12.4%	1,201.1	1,090.7	10.1%

Operating expenses	529.2	446.4	18.5%	1,031.7	903.1	14.2%

Operating income	90.1	104.5	(13.8)%	169.5	187.6	(9.6)%

Other income (expense)
Interest income (expense) net	(2.3)	(3.1)	(26.8)%	(5.5)	(6.3)	(12.4)%
Other, net	0.5	1.0	(47.6)%	0.6	1.4	(56.2)%

Minority interest	(0.3)	(0.7)	(65.8)%	(0.9)	(1.5)	(39.9)%

Income before provision for income taxes	88.1	101.7	(13.4)%	163.7	181.1	(9.6)%

Provision for income taxes	33.9	36.2	(6.2)%	60.7	64.6	(5.9)%

Net earnings	$54.2	$65.5	(17.3)%	$102.9	$116.6	(11.7)%

Operating margin	14.5%	19.0%		14.1%	17.2%

Earnings per share- basic	$0.42	$0.48		$0.79	$0.84

Earnings per share- diluted	$0.42	$0.47		$0.79	$0.83

Weighted average shares -basic	129.3	137.4		129.8	138.3
Weighted average shares -diluted	130.0	140.0		130.4	139.8

Sabre Holdings Corporation

Reconciliation of Unadjusted Results to Adjusted Net Earnings

Three and Six Months ended June 30, 2005

(Unaudited, In millions)

	Three months ended June 30,			Six months ended June 30,
	2005	2004	Change*	2005	2004	Change*

Unadjusted operating income	$83.1	$88.4	(6.0)%	$154.3	$157.9	(2.3)%
Adjustments for special items:
Travelocity intangible amortization and stock compensation	2.0	8.7	(77.1)%	4.4	18.1	(75.4)%
DCS, Sabre Pacific, and Gulf Air JV intangible amort and stock comp	2.8	2.9	(1.7)%	6.7	5.7	16.8%
Gradient intangible amortization and intangible impairment	0.3	4.2	(92.2)%	0.7	5.2	(87.5)%
Nexion, SynXis, and IgoUgo intangible amortization	1.3	0.3	356.3%	2.3	0.6	310.7%
Airline Solutions intangible amortization and stock compensation	0.6	0.0	**	1.1	0.0	**
Adjusted operating income	$90.1	$104.5	(13.8)%	$169.5	$187.6	(9.6)%

Unadjusted other income and minority interest	$(11.3)	$2.9	(485.1)%	$6.7	$0.2	3873.8%
Adjustments for special items:
Realized gain on sale of Karavel investment	0.0	0.0	0.0%	(20.6)	0.0	**
Impact of special items on minority interests	(0.7)	(0.8)	(16.4)%	(1.9)	(1.7)	13.1%
Loss on lastminute.com hedging activity	10.0	0.0	**	10.0	0.0	**
ARC Arbitration Settlement	0.0	(6.0)	(100.0)%	0.0	(6.0)	(100.0)%
Shareholder Settlement	0.0	1.1	(100.0)%	0.0	1.1	(100.0)%

Adjusted income before provision for income taxes	$88.1	$101.7	(13.4)%	$163.7	$181.1	(9.6)%

Unadjusted provision for income taxes	$27.9	$32.4	(13.9)%	$59.4	$56.1	5.8%
Adjustments to taxes for special items	6.0	3.7	60.8%	1.3	8.4	(84.2)%
Adjusted provision for income taxes	$33.9	$36.2	(6.2)%	$60.7	$64.6	(5.9)%

Adjusted net earnings	$54.2	$65.5	(17.3)%	$102.9	$116.6	(11.7)%

*                 Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

Sabre Holdings Corporation

Sabre Travel Network

Transactions Summary

(millions)

	2Q05	2Q04	% Change	YTD05	YTD04	% Change

Transactions	90.2	85.1	6.0%	182.2	175.2	4.0%

Geographic
US	56.1	54.3	3.3%	114.9	111.9	2.7%
International	34.1	30.8	10.9%	67.3	63.3	6.3%
	90.2	85.1	6.0%	182.2	175.2	4.0%

Channel
Traditional Agency	78.7	75.0	4.9%	159.4	155.2	2.7%
Consumer on-line	11.6	10.1	14.1%	22.9	20.0	14.1%
	90.2	85.1	6.0%	182.2	175.2	4.0%

Air/Non-Air
Air	77.3	73.0	5.8%	157.0	151.2	3.8%
Non-Air	13.0	12.1	7.2%	25.3	24.0	5.4%
	90.2	85.1	6.0%	182.2	175.2	4.0%

Note:  As of the first quarter, 2005, we are now counting as a transaction, any travel reservation that generates a fee paid directly to us including, but not limited to the following:  traditional booking fees paid by suppliers, non-traditional transaction fees paid by suppliers, transaction fees paid by travel agencies, and transaction fees paid by corporations related to our online booking tool.

Updated historical quarterly transaction information available on http://www.sabre-holdings.com/investor/highlights/statistics/historical.html

Sabre Holdings Corporation

Non-GAAP Financials Reconciliations

($ in millions)

Operating Income Reconciliation

Sabre Holdings

	2Q 2005	2Q 2004
GAAP Operating Income	$83.1	$88.4
GAAP Operating Margin	13.4%	16.1%

Add: amortization of intangibles	6.6	14.7
Add: stock compensation	0.4	1.3

Adjusted Operating Income	$90.1	$104.5
Adjusted Operating Margin	14.5%	19.0%

Net Earnings Reconciliation

	2Q 2005	2Q 2004

GAAP Net Earnings	$43.9	$58.9
Adjustments, net of taxes:
Add: amortization of intangibles and stock compensation	4.0	7.5
Add: currency hedge associated with acquisition	6.3
Add: impairment of intangibles		2.1
Less: one-time settlements		(3.0)

Adjusted Net Earnings	$54.2	$65.5

GAAP EPS	$0.34	$0.42
Adjusted EPS	$0.42	$0.47

Diluted share count	130.0	140.0 million

Adjusted EBITDA Reconciliation

2Q 2005

GAAP Net Earnings	$43.9
Add: taxes	27.9
Add: interest expense	8.4
Less: interest income	(6.1)
Add: other, net (including currency hedge associated with acquisition)	9.5
Less: minority interest	(0.4)
Add: depreciation & amortization	26.2

Adjusted EBITDA	$109.3

2005 Guidance

Net Earnings Reconciliation

	3Q 2005 Guidance		FY 2005 Guidance
	Low	High	Low	High

GAAP Net Earnings	$32.9	$38.2	$173.6	$180.2
Adjustments, net of taxes:
Add: amortization of intangibles and stock compensation	4.3	4.3	16.6	16.6
Add: currency hedge associated with acquisition	13.8	13.8	20.1	20.1
Less: realized gain on sale of investment in Karavel	—	—	(13.4)	(13.4)

Adjusted Net Earnings	$51.0	$56.2	$196.9	$203.5

GAAP EPS	$0.25	$0.29	$1.32	$1.37
Adjusted EPS	$0.39	$0.43	$1.50	$1.55

Diluted share count	130.7 million		131.3 million